UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 – Other Events

Landmark Infrastructure Partners LP (the “Partnership”) issued a press release announcing that it will hold a special meeting of unitholders on July 20, 2017, and has established a record date of May 23, 2017 for the meeting.  At the special meeting, common and subordinated unitholders will vote on an amendment to the Partnership’s partnership agreement, which will impose certain ownership limitations and transfer restrictions on interests in the Partnership, and amend certain provisions of the partnership agreement providing for the allocation of income, gain, loss and deduction.  The amendment is necessary to help facilitate the previously announced plan to reorganize the Partnership’s operating structure by moving substantially all of its operating assets to a controlled subsidiary that qualifies as a real estate investment trust, or REIT.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws.  Statements that do not relate strictly to historical or current facts are forward-looking.  These statements may contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant.  Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.  These risks and uncertainties include the risks that the proposed change in legal structure may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed change in structure.  Actual results and outcomes may differ materially from those expressed in such forward-looking statements.  Any forward-looking statements in this communication are made as of the date of this communication and the Partnership undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof, unless required by law.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2016.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

Additional Information and Where to Find It

This communication contains information about the proposed changes to the Partnership’s legal structure.  This communication does not constitute a solicitation of any vote or approval.  In connection with the proposed legal structure change plan, the Partnership filed with the SEC a preliminary proxy statement on April 25, 2017, and will mail the final proxy statement to its unitholders.  Investors and unitholders are urged to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they contain important information about the Partnership and proposed changes to its legal structure and related matters.  Investors and unitholders may obtain free copies of the proxy statement and other documents filed with the SEC by the Partnership through the website maintained by the SEC at www.sec.gov.  In addition, investors and unitholders may obtain free copies of documents filed by the Partnership with the SEC from the Partnership by directing a request to Investor Relations, (213) 788-4528.

Participation in the Solicitation of Votes

The Partnership, and the directors and officers of its general partner, may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in connection with the proposal to amend its limited partnership agreement.  Information about the directors and executive officers of the Partnership’s general partner and their ownership of partnership interests will be set forth in the proxy statement discussed above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated as of May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: May 18, 2017	By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated as of May 17, 2017